Exhibit (a)(2)
                          DWS INTERNATIONAL FUND, INC.
                             ARTICLES SUPPLEMENTARY

         DWS International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified the three hundred twenty million (320,000,000) shares of the authorized but undesignated shares of capital stock of the Corporation as a new Series of shares of capital stock, such Series being designated the "DWS International Value Opportunities Fund" Series.

         SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has further designated and classified the three hundred twenty million (320,000,000) shares of the DWS International Value Opportunities Fund Series designated and classified pursuant to Article First above into four Classes of shares, each Class consisting of eighty million (80,000,000) shares, and such Classes being designated as Class A shares, Class C shares, Institutional Class shares and Class S Shares, respectively.

         THIRD: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue two billion four hundred forty seven million nine hundred twenty three thousand eight hundred eighty eight (2,447,923,888) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of Twenty Four Million Four Hundred Seventy Nine Thousand Two Hundred Thirty Eight Dollars and Eighty Eight Cents ($24,479,238.88), which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series                                      Classes                             Number of Shares
------                                      -------                             ----------------
DWS International Fund                                                          620,595,597

                                            Class A shares                      100,000,000
                                            Class B shares                      50,000,000
                                            Class C shares                      20,000,000
                                            Class S shares                      200,595,597
                                            Class AARP shares                   100,000,000
                                            Institutional Class shares          50,000,000
                                            Investment Class shares             100,000,000





DWS Pacific Opportunities
Equity Fund                                                                     320,000,000

                                            Class A shares                      50,000,000
                                            Class B shares                      50,000,000
                                            Class C shares                      20,000,000
                                            Class S shares                      100,000,000
                                            Class AARP shares                   100,000,000

DWS Latin America Equity Fund                                                   340,000,000

                                            Class A shares                      50,000,000
                                            Class B shares                      50,000,000
                                            Class C shares                      20,000,000
                                            Class M shares                      20,000,000
                                            Class S shares                      100,000,000
                                            Class AARP shares                   100,000,000

DWS Europe Equity Fund                                                          420,000,000

                                            Class A shares                      50,000,000
                                            Class B shares                      50,000,000
                                            Class C shares                      20,000,000
                                            Class S shares                      100,000,000
                                            Class AARP shares                   100,000,000
                                            Institutional Class shares          100,000,000

DWS Emerging Markets
Equity Fund                                                                     320,000,000

                                            Class A shares                      50,000,000
                                            Class B shares                      50,000,000
                                            Class C shares                      20,000,000
                                            Class S shares                      100,000,000
                                            Class AARP shares                   100,000,000

Undesignated                                                                    427,328,291


         (b) Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue two billion four hundred forty seven million nine hundred twenty three thousand eight hundred eighty eight (2,447,923,888) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of Twenty Four Million Four Hundred
Seventy Nine Thousand Two Hundred Thirty Eight Dollars and Eighty Eight Cents
($24,479,238.88), which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

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

Series                                      Classes                             Number of Shares
------                                      -------                             ----------------

DWS International Fund                                                          620,595,597

                                            Class A shares                      100,000,000
                                            Class B shares                      50,000,000
                                            Class C shares                      20,000,000
                                            Class S shares                      200,595,597
                                            Class AARP shares                   100,000,000
                                            Institutional Class shares          50,000,000
                                            Investment Class shares             100,000,000

DWS Pacific Opportunities
Equity Fund                                                                     320,000,000

                                            Class A shares                      50,000,000
                                            Class B shares                      50,000,000
                                            Class C shares                      20,000,000
                                            Class S shares                      100,000,000
                                            Class AARP shares                   100,000,000

DWS Latin America Equity Fund                                                   340,000,000

                                            Class A shares                      50,000,000
                                            Class B shares                      50,000,000
                                            Class C shares                      20,000,000
                                            Class M shares                      20,000,000
                                            Class S shares                      100,000,000
                                            Class AARP shares                   100,000,000

DWS Europe Equity Fund                                                          420,000,000

                                            Class A shares                      50,000,000
                                            Class B shares                      50,000,000
                                            Class C shares                      20,000,000
                                            Class S shares                      100,000,000
                                            Class AARP shares                   100,000,000
                                            Institutional Class shares          100,000,000


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


DWS Emerging Markets
Equity Fund                                                                     320,000,000

                                            Class A shares                      50,000,000
                                            Class B shares                      50,000,000
                                            Class C shares                      20,000,000
                                            Class S shares                      100,000,000
                                            Class AARP shares                   100,000,000


DWS International Value
Opportunities Fund                                                              320,000,000

                                            Class A shares                      80,000,000
                                            Class C shares                      80,000,000
                                            Institutional Class shares          80,000,000
                                            Class S shares                      80,000,000

Undesignated                                                                    107,328,291


         FOURTH: A description of the DWS International Value Opportunities Fund, and of each Class thereof, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

         (a) Except as provided in the Charter of the Corporation and except for the differences, as described below, associated with each of the Classes of the DWS International Value Opportunities Fund, the shares of the DWS International Value Opportunities Fund shall be identical in all respects with the shares of the Corporation's other Series, except that six (6) Series of shares, as opposed to five (5), now exist.

         (b) Except as provided in the Charter of the Corporation, the Class A, Class C, Institutional Class, and Class S share Classes of the DWS International Value Opportunities Fund Series each shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the other Classes of the Corporation's other Series.

         FIFTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

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

         SIXTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on June 27, 2006, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.


                         [signatures begin on next page]

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


         IN WITNESS WHEREOF, DWS International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 27th day of June 2006; and its Vice President acknowledges that these Articles Supplementary are the act of DWS International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.



ATTEST:                                     DWS INTERNATIONAL FUND, INC.

/s/Caroline Pearson                         /s/John Millette, Vice President
-------------------------------------       ------------------------------------
Caroline Pearson, Assistant Secretary       John Millette, Vice President





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